Exhibit 10.1

Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

[***] [***] [***] Our Ref : [***] Tel: [***] Fax: [***] Date: 30 September 2021

Shine Union Limited
Flat/Rm 01-03, 3/F., Billion Trade Centre		By Email & By Post
31 Hung To Road	(Email:
Kwun Tong, Kowloon, Hong Kong

Attn: Mr. KONG Wing Fai

Dear Sir,

The Development of [***] at [***] for [***]

Air Conditioning & Mechanical Ventilation, Electrical, Fire Service, Extra Low Voltage System and Dumbwaiter Installation Works.

Letter of Acceptance - Supply and Installation including Design Development, T&C and Maintenance of ELV Systems

Please be informed that the commencement date of the Main Contract for the above project is 25 March 2021 and [***] (“[***]”) has been appointed to execute the above referenced Works.

We refer to the tender documents issued on 2 August 2021 and followed by your returned tender as per completed pricing schedule and lastly the SUBCONTRACTOR FINAL OFFER FORM you signed and confirmed for the captioned systems on 20 August 2021.

We hereby engage your company to carry out Supply and Installation including Design Development, T&C and Maintenance of ELY Systems (“the Sub-Contract Works”), on a fixed price basis (without any price fluctuation) and at a total lump sum of HK$34,900,000.00 (“the Sub-Contract Sum”).

In connection with the agreement of this Letter of Acceptance, the following provisions shall be incorporated:

i.	The Sub-Contract Works shall be on a back-to-back basis, fully in accordance with all terms and conditions contained in relevant parts of the Main Contract Documents therein. You are deemed to have full knowledge of the provisions of the Main Contract, other than the details of the prices thereunder as stated in the pricing schedule; and you may inspect the hard copy of the same in our site office with prior arrangement.

ii.	You shall undertake the whole package of the Sub-Contract Works and ensure the standards of materials and workmanship in strict compliance with Drawings & Specifications. Meanwhile, you shall manage, supervise and coordinate all the Sub-Contract Works from commencement to completion of works, during the maintenance period and upon settlement of final account. ln particular, you shall adhere the requirement of “Payment of Wages of Site Workers” according to the Main Contract.

iii.	You shall take full responsibility for the care of the Sub-Contract Works until the date of completion of the Main Contract Works and until the date the Employer takes over the Sub-Contract Works.

iv.	You are required to immediately proceed with all necessary works for the timely execution of the Sub-Contract Works, including but not limited to providing any necessary design (to the extent specifically required by the Sub-Contract), calculations, installation details and samples for our onward submission to the Employer for comment/ approval; and coordinating and meeting with all relevant consultants and other parties.

v.	In case of any discrepancy found between your offer and this Letter of Acceptance, this Letter of Acceptance shall prevail.

vi.	The Contracts (Right of Third Parties) Ordinance (Cap.623) shall not apply to this Letter of Acceptance. Nothing in this Letter of Acceptance confers or purports to confer on any third party any benefit or any right pursuant to the Contracts (Right of Third Parties) Ordinance (Cap.623) to enforce any terms and/or conditions of this Letter of Acceptance. This proviso shall apply to any amendments and/or any supplemental agreements(s) to this Letter of Acceptance.

This Letter of Acceptance shall be binding unless and until the execution of a formal Sub-Contract Agreement, including but not limited to all terms and conditions, between us.

Please sign with company chop and return the duplicate of this Letter of Acceptance within Seven (7) days to confirm your acceptance.

Yours faithfully,	Agreed and Accepted by For
For and on behalf of	and on behalf of
[***]	Shine Union Limited

[***] General Manager	Authorized Signature & Company Chop Date:

[***]
Encl. – as stated
c.c. [***] – Site (w/e)

[***]

Project Name:	The Development of [***] at [***] for [***]

Subcontract:	Supply and Installation including Design Development, T&C and Maintenance of ELV Systems

Data of Tender Meeting	20 August 2021

SUBCONTRACTOR FINAL OFFER FORM

Subcontractor Name:	Shine Union Limited

Quotation Ref:

Quotation Date:	20- Aug 2021

1. Any terms and conditions of sales contained in Sub-contractor’s quotation(s) shall not jeopardized all terms and conditions of the Subcontract. Subcontractor is hereby confirmed to comply with the all conditions and requirements stipulated in the Tender Document as per “分判工程招標書” (Form ref. [***]), including Tender Queries & Addenda. Unless otherwise expressly and specifically accepted by Customer 1 in writing, all tender qualifications (if any) shall be unconditionally withdrawn by the Subcontractor.

2. This is a Lump Sum Fixed Price Subcontract based on Drawings & Specifications for the Execution of the Supply and Installation including Design Development, T&C and Maintenance of ELV Systems. In-house General Conditions of Subcontract shall be used for this Subcontract.

3. Subcontractor’s Build-up of the Final Price and Set of Unit Rates for Future VO shall be provided.

4. Personal Guarantee and/ or Bond shall be provided upon award of this Subcontract.

5. It Is confirmed that all Works, equipment and materials offered shall be in compliance with the Contract Requirements, General Specification, Particular Specification and other parts of the Main Contract Documents, insofar as they related to the Subcontract works.

6. It is confirmed to comply all technical requirements such as HK-BEAM/ LEED, Statutory Requirements, Government Specifications, COPs, Guidelines and other specific requirements mentioned in relevant Design and Construction References.

7. It is confirmed to comply with all aspects of rules regarding Statutory Requirements, Environmental Requirements, Safety Requirements, Safety Plan, Waste Management Plan, etc. as an adopted in the Main Contract.

8. No self-employed persons shall be engaged to work on site and all workers are required to adhere the Wage Monitoring System.

9. 3% Handling fee to be charged by Customer 1 for material purchased on behalf of this Subcontract works.

Internal Transportation:	Included.

Site Erection	Included.

Site T&C	Included.

Defect Liability Period	12 Months after Practical/ Substantial Completion or Issuance of the Maintenance Certificate, whichever is later.

Other items:	Tender Validity Period: 1 year from the date of this Form.

Payment Terms:	45 days Progress Payment; 10% Retention (Max. 5% of the aggregate total of Subcontract Sum and VO amount)

Total Price (HK$)	38,783,440

Less Discount	3,883,440

Final Price (HK$)	34,900,000

Confirmed & Accepted By:	(Name of Subcontractor)
Shine Union Limited
(Name of Authorized Person)
Dave Chan (Signature)
(Signature)

(Date:) August 20, 2021

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